RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2004-QS7 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-QS7

      $ 2,579,629                 0.00%            CLASS A-P CERTIFICATES
  --------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated May 21, 2004
                                       to
                       Prospectus dated September 25, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated May 21, 2004.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                        NUMBER OF                     PERCENT OF        AVERAGE       WEIGHTED
                                         MORTGAGE      PRINCIPAL       MORTGAGE        PRINCIPAL     AVERAGE LTV
CREDIT SCORE RANGE                         LOANS        BALANCE         LOANS           BALANCE        RATIO
------------------                     ------------   ------------   ------------    ------------   ------------
499 - or less ......................              8   $    843,916           0.23%   $    105,489          85.59%
500 - 519 ..........................              8      1,356,718           0.38         169,590          78.43
520 - 539 ..........................              8      1,015,294           0.28         126,912          78.91
540 - 559 ..........................              9      1,818,261           0.50         202,029          77.11
560 - 579 ..........................             14      2,116,079           0.59         151,149          77.82
580 - 599 ..........................             34      6,198,024           1.72         182,295          78.27
600 - 619 ..........................             30      6,554,173           1.82         218,472          78.73
620 - 639 ..........................             55      7,732,562           2.14         140,592          80.87
640 - 659 ..........................            104     18,486,116           5.12         177,751          76.58
660 - 679 ..........................            154     24,663,080           6.83         160,150          77.67
680 - 699 ..........................            204     34,752,018           9.63         170,353          75.09
700 - 719 ..........................            246     44,832,658          12.42         182,247          75.81
720 - 739 ..........................            230     41,482,135          11.49         180,357          75.96
740 - 759 ..........................            299     55,139,428          15.28         184,413          75.84
760 - 779 ..........................            258     49,144,703          13.62         190,483          71.72
780 - 799 ..........................            176     36,155,582          10.02         205,429          72.72
800 or greater .....................            139     27,681,168           7.67         199,145          68.95
                                       ------------   ------------   ------------    ------------   ------------
Subtotal with credit score .........          1,976    359,971,915          99.74         182,172          74.80
Not Available ......................              6        940,107           0.26         156,685          72.94
                                       ------------   ------------   ------------    ------------   ------------
Total, Average or Weighted Average .          1,982   $360,912,022         100.00%   $    182,095          74.79%
                                       ============   ============   ============

         Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

         The minimum and maximum credit scores of the mortgage loans were 376 and 836, respectively, and the weighted average credit score of the mortgage loans was 725.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF       AVERAGE        AVERAGE       WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT        AVERAGE
OCCUPANCY                                  LOANS         BALANCE         LOANS         BALANCE         SCORE        LTV RATIO
---------                              ------------   ------------   ------------    ------------   ------------   ------------
Primary Residence ..................          1,419   $289,366,734          80.18%   $    203,923            724          74.73%
Second/Vacation ....................             50      8,724,414           2.42         174,488            747          74.62
Non Owner-occupied .................            513     62,820,874          17.41         122,458            727          75.11
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,982   $360,912,022         100.00%   $    182,095            725          74.79%
                                       ============   ============   ============

                          PURPOSE OF THE MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF       AVERAGE        AVERAGE       WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT        AVERAGE
LOAN PURPOSE                               LOANS         BALANCE         LOANS          BALANCE        SCORE        LTV RATIO
------------                           ------------   ------------   ------------    ------------   ------------   ------------
Purchase ...........................            777   $125,116,140          34.67%   $    161,025            727          81.05%
Rate/Term Refinance ................            503     95,273,197          26.40         189,410            726          70.29
Equity Refinance ...................            702    140,522,685          38.94         200,175            723          72.27
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,982   $360,912,022         100.00%   $    182,095            725          74.79%
                                       ============   ============   ============


                            MORTGAGED PROPERTY TYPES

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF       AVERAGE        AVERAGE       WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT        AVERAGE
PROPERTY TYPE                             LOANS          BALANCE         LOANS         BALANCE         SCORE        LTV RATIO
-------------                          ------------   ------------   ------------    ------------   ------------   ------------
Single-family detached .............          1,446   $262,413,896          72.71%   $    181,476            723          74.68%
Planned Unit Developments (detached)            169     38,525,252          10.67         227,960            732          76.26
Two-to-four family units ...........            216     38,047,106          10.54         176,144            729          73.91
Condo Low-Rise (less than 5 stories)            107     15,167,532           4.20         141,753            732          73.95
Planned Unit Developments (attached)             19      2,891,242           0.80         152,171            726          80.16
Condo High-Rise (9 stories or more)               9      1,850,697           0.51         205,633            759          75.57
Townhouse ..........................             12      1,471,276           0.41         122,606            731          77.07
Condotel (9 stories or more) .......              2        337,916           0.09         168,958            762          65.41
Leasehold ..........................              1        114,459           0.03         114,459            810          80.00
Condo Mid-Rise (5 to 8 stories) ....              1         92,647           0.03          92,647            768          80.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,982   $360,912,022         100.00%   $    182,095            725          74.79%
                                       ============   ============   ============

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF       AVERAGE        AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
STATE                                     LOANS          BALANCE         LOANS         BALANCE         SCORE        LTV RATIO
-----                                  ------------   ------------   ------------    ------------   ------------   ------------
Alaska .............................              1   $    296,886           0.08%   $    296,886            785          75.00%
Alabama ............................             26      2,882,927           0.80         110,882            708          82.32
Arkansas ...........................              9      1,176,099           0.33         130,678            696          84.11
Arizona ............................             83     11,756,807           3.26         141,648            714          77.49
California .........................            399    112,706,263          31.23         282,472            741          70.55
Colorado ...........................             69     10,740,349           2.98         155,657            738          73.31
Connecticut ........................             26      6,091,670           1.69         234,295            736          74.57
District of Columbia ...............              6      1,345,373           0.37         224,229            684          79.47
Delaware ...........................              1         91,960           0.03          91,960            696          66.00
Florida ............................            137     20,402,965           5.65         148,927            717          78.64
Georgia ............................             65      9,278,384           2.57         142,744            711          77.76
Hawaii .............................             18      3,497,523           0.97         194,307            724          67.11
Iowa ...............................              9      1,008,507           0.28         112,056            705          87.09
Idaho ..............................             20      2,649,885           0.73         132,494            740          79.48
Illinois ...........................             66     11,825,076           3.28         179,168            717          76.79
Indiana ............................             31      2,841,062           0.79          91,647            731          77.51
Kansas .............................              9        749,234           0.21          83,248            729          87.49
Kentucky ...........................             18      1,705,943           0.47          94,775            700          79.54
Louisiana ..........................             25      3,180,368           0.88         127,215            702          81.56
Massachusetts ......................             49     11,359,296           3.15         231,822            742          66.41
Maryland ...........................             67     14,169,406           3.93         211,484            719          75.51
Maine ..............................              4        878,719           0.24         219,680            725          77.63
Michigan ...........................             40      4,883,177           1.35         122,079            719          72.29
Minnesota ..........................             29      5,390,866           1.49         185,892            717          78.84
Missouri ...........................             30      4,345,708           1.20         144,857            707          81.06
Mississippi ........................              6        424,044           0.12          70,674            680          87.37
Montana ............................              3        308,094           0.09         102,698            782          77.91
North Carolina .....................             42      5,539,027           1.53         131,882            697          78.46
North Dakota .......................              1        101,617           0.03         101,617            713          90.00
Nebraska ...........................              3        341,185           0.09         113,728            702          71.33
New Hampshire ......................             14      2,108,159           0.58         150,583            707          70.54
New Jersey .........................             40      8,160,223           2.26         204,006            723          72.48
New Mexico .........................             15      2,423,380           0.67         161,559            698          79.74
Nevada .............................             27      4,068,123           1.13         150,671            720          77.63
New York ...........................             36      8,454,721           2.34         234,853            720          74.27
Ohio ...............................             45      5,665,090           1.57         125,891            711          82.29
Oklahoma ...........................             22      2,532,276           0.70         115,103            686          78.63
Oregon .............................             41      7,131,217           1.98         173,932            717          73.85
Pennsylvania .......................             30      3,655,741           1.01         121,858            713          77.36
Rhode Island .......................             15      2,537,678           0.70         169,179            724          75.27
South Carolina .....................             12      1,383,367           0.38         115,281            652          86.06
Tennessee ..........................             16      2,005,399           0.56         125,337            742          79.96
Texas ..............................            173     27,392,029           7.59         158,335            711          78.62
Utah ...............................             33      4,759,592           1.32         144,230            721          80.57
Virginia ...........................             76     12,124,812           3.36         159,537            729          75.42
Vermont ............................              2        210,090           0.06         105,045            740          86.12
Washington .........................             77     12,259,703           3.40         159,217            724          77.98
Wisconsin ..........................             13      1,759,188           0.49         135,322            684          83.93
Wyoming ............................              3        312,816           0.09         104,272            716          72.07
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,982   $360,912,022         100.00%   $    182,095            725          74.79%
                                       ============   ============   ============

         No more than 0.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.3% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                   PERCENT OF        AVERAGE        AVERAGE        WEIGHTED
                                         MORTGAGE      PRINCIPAL      MORTGAGE        PRINCIPAL       CREDIT         AVERAGE
DOCUMENTATION TYPE                        LOANS         BALANCE         LOANS          BALANCE         SCORE        LTV RATIO
------------------                     ------------   ------------   ------------    ------------   ------------   ------------
Full Documentation .................            669   $116,230,187          32.20%   $    173,737            730          76.97%
Reduced Documentation ..............          1,313    244,681,835          67.80         186,353            723          73.76
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,982   $360,912,022         100.00%   $    182,095            725          74.79%
                                       ============   ============   ============

         No more than 30.7% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 1.1% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                 MORTGAGE RATES

                                                                                                     WEIGHTED
                                         NUMBER OF                   PERCENT OF        AVERAGE        AVERAGE        WEIGHTED
                                         MORTGAGE      PRINCIPAL      MORTGAGE        PRINCIPAL       CREDIT         AVERAGE
MORTGAGE RATES (%)                         LOANS         BALANCE        LOANS          BALANCE         SCORE        LTV RATIO
------------------                     ------------   ------------   ------------    ------------   ------------   ------------
4.500 - 4.624 ......................              1   $    101,688           0.03%   $    101,688            800          50.00%
4.750 - 4.874 ......................              1        138,024           0.04         138,024            745          52.00
4.875 - 4.999 ......................              4        501,583           0.14         125,396            785          39.35
5.000 - 5.124 ......................              2        352,367           0.10         176,184            767          75.48
5.125 - 5.249 ......................              4        666,012           0.18         166,503            780          47.51
5.250 - 5.374 ......................              3        897,243           0.25         299,081            781          52.75
5.375 - 5.499 ......................             24      4,914,532           1.36         204,772            732          67.24
5.500 - 5.624 ......................             72     19,325,083           5.35         268,404            755          67.23
5.625 - 5.749 ......................             84     23,362,698           6.47         278,127            748          68.22
5.750 - 5.874 ......................            235     48,774,313          13.51         207,550            737          73.64
5.875 - 5.999 ......................            466     89,307,124          24.74         191,646            724          74.88
6.000 - 6.124 ......................            240     43,072,137          11.93         179,467            721          77.09
6.125 - 6.249 ......................            163     27,344,821           7.58         167,760            714          75.48
6.250 - 6.374 ......................            151     25,160,012           6.97         166,623            720          75.94
6.375 - 6.499 ......................            150     24,312,209           6.74         162,081            715          76.30
6.500 - 6.624 ......................            114     18,640,904           5.16         163,517            709          76.44
6.625 - 6.749 ......................             55      8,109,726           2.25         147,450            701          78.84
6.750 - 6.874 ......................             79      9,859,685           2.73         124,806            721          82.44
6.875 - 6.999 ......................             52      7,883,639           2.18         151,608            707          81.89
7.000 - 7.124 ......................             29      2,503,560           0.69          86,330            701          83.42
7.125 - 7.249 ......................             17      1,850,951           0.51         108,879            660          82.72
7.250 - 7.374 ......................             23      2,137,448           0.59          92,933            703          83.56
7.375 - 7.499 ......................              5      1,006,068           0.28         201,214            740          77.34
7.500 - 7.624 ......................              5        475,682           0.13          95,136            678          90.07
7.625 - 7.749 ......................              3        214,510           0.06          71,503            660          85.87
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,982   $360,912,022         100.00%   $    182,095            725          74.79%
                                       ============   ============   ============

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.0274% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                   PERCENT OF        AVERAGE        AVERAGE        WEIGHTED
                                         MORTGAGE      PRINCIPAL      MORTGAGE        PRINCIPAL       CREDIT         AVERAGE
NET MORTGAGE RATE (%)                      LOANS         BALANCE        LOANS           BALANCE        SCORE        LTV RATIO
---------------------                  ------------   ------------   ------------    ------------   ------------   ------------
4.220 ..............................              1   $    101,688           0.03%   $    101,688            800          50.00%
4.470 ..............................              1        138,024           0.04         138,024            745          52.00
4.595 ..............................              4        501,583           0.14         125,396            785          39.35
4.720 ..............................              2        352,367           0.10         176,184            767          75.48
4.845 ..............................              4        666,012           0.18         166,503            780          47.51
4.970 ..............................              3        897,243           0.25         299,081            781          52.75
5.095 ..............................             24      4,914,532           1.36         204,772            732          67.24
5.220 ..............................             72     19,325,083           5.35         268,404            755          67.23
5.345 ..............................             84     23,362,698           6.47         278,127            748          68.22
5.470 ..............................            235     48,774,313          13.51         207,550            737          73.64
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .            430   $ 99,033,544          27.44%   $    230,311            744          70.20%
                                       ============   ============   ============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.643500437%.


                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                   PERCENT OF        AVERAGE        AVERAGE        WEIGHTED
                                         MORTGAGE      PRINCIPAL      MORTGAGE        PRINCIPAL       CREDIT         AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)         LOANS        BALANCE         LOANS          BALANCE         SCORE        LTV RATIO
----------------------------------     ------------   ------------   ------------    ------------   ------------   ------------
100,000 or less ....................            470   $ 34,892,493           9.67%   $     74,239            713          76.62%
100,001- 200,000 ...................            883    127,125,601          35.22         143,970            723          75.55
200,001- 300,000 ...................            343     83,149,562          23.04         242,419            723          75.08
300,001- 400,000 ...................            166     56,807,162          15.74         342,212            724          74.29
400,001- 500,000 ...................             78     34,408,456           9.53         441,134            737          73.80
500,001- 600,000 ...................             27     14,630,585           4.05         541,874            755          71.23
600,001- 700,000 ...................             12      7,411,959           2.05         617,663            744          70.92
700,001- 800,000 ...................              2      1,504,249           0.42         752,125            771          53.30
900,001-1,000,000 ..................              1        981,953           0.27         981,953            777          67.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,982   $360,912,022         100.00%   $    182,095            725          74.79%
                                       ============   ============   ============

                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                                              WEIGHTED
                                                                          PERCENT OF          AVERAGE          AVERAGE
                                          NUMBER OF        PRINCIPAL       MORTGAGE          PRINCIPAL         CREDIT
ORIGINAL LTV RATIO (%)                 MORTGAGE LOANS       BALANCE          LOANS            BALANCE           SCORE
----------------------                 --------------   --------------   --------------    --------------   --------------
00.01-50.00 ........................              127   $   21,486,831             5.95%   $      169,188              753
50.01-55.00 ........................               51        9,609,457             2.66           188,421              740
55.01-60.00 ........................               74       14,808,994             4.10           200,122              744
60.01-65.00 ........................               87       16,879,037             4.68           194,012              733
65.01-70.00 ........................              167       35,121,221             9.73           210,307              731
70.01-75.00 ........................              265       52,413,022            14.52           197,785              731
75.01-80.00 ........................              815      153,499,313            42.53           188,343              720
80.01-85.00 ........................               41        7,024,981             1.95           171,341              711
85.01-90.00 ........................              223       30,478,631             8.44           136,675              707
90.01-95.00 ........................              118       18,184,334             5.04           154,105              720
95.01-100.00 .......................               14        1,406,202             0.39           100,443              711
                                       --------------   --------------   --------------    --------------   --------------
Total, Average or Weighted Average .            1,982   $  360,912,022           100.00%   $      182,095              725
                                       ==============   ==============   ==============

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 74.79%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                           CLASS A-P CERTIFICATES
                                                 -----------------------------------------
                                                   0%       6%      18%      24%      30%
                                                 -----    -----    -----    -----    -----
DISTRIBUTION DATE
----------------------------------------------
April 2005 ...................................     100%     100%     100%     100%     100%
April 2006 ...................................      99       93       81       75       69
April 2007 ...................................      97       86       65       56       48
April 2008 ...................................      95       79       53       42       33
April 2009 ...................................      94       73       42       31       22
April 2010 ...................................      92       67       34       23       15
April 2011 ...................................      90       62       27       17       11
April 2012 ...................................      88       57       22       13        7
April 2013 ...................................      86       52       18       10        5
April 2014 ...................................      83       48       14        7        3
April 2015 ...................................      81       44       11        5        2
April 2016 ...................................      79       40        9        4        2
April 2017 ...................................      76       36        7        3        1
April 2018 ...................................      73       33        6        2        1
April 2019 ...................................      70       29        4        2        *
April 2020 ...................................      67       26        3        1        *
April 2021 ...................................      63       24        3        1        *
April 2022 ...................................      60       21        2        1        *
April 2023 ...................................      56       18        2        *        *
April 2024 ...................................      52       16        1        *        *
April 2025 ...................................      48       14        1        *        *
April 2026 ...................................      43       12        1        *        *
April 2027 ...................................      39       10        *        *        *
April 2028 ...................................      34        8        *        *        *
April 2029 ...................................      28        6        *        *        *
April 2030 ...................................      23        5        *        *        *
April 2031 ...................................      17        3        *        *        *
April 2032 ...................................      11        2        *        *        *
April 2033 ...................................       4        1        *        *        *
April 2034 ...................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity)    18.0     10.2      4.6      3.5      2.7

--------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                                DISCOUNT MORTGAGE             NON-DISCOUNT
         ASSUMED PURCHASE PRICE                       LOANS                  MORTGAGE LOANS
------------------------------------------   -----------------------    -----------------------
Aggregate principal balance ..............   $        101,013,002.57    $        266,804,808.35
Weighted average mortgage rate ...........              5.6343104641%                    6.1767%
Weighted average servicing fee rate ......              0.2800000000%                    0.3300%
Weighted average original term to maturity
(months) .................................                       357                        358

Weighted average remaining term
to maturity (months) .....................                       343                        344

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Class A-P, Class A-5 and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE         0%        6%       18%       24%       30%
------------------------------    -----     -----     -----     -----     -----
$1,838,026 ...................      2.2%      4.2%     10.0%     13.5%     17.3%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                            AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN              (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                    THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        92,149    $10,513,716        104,820    $12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days ........         1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days ........           236         28,610            372         44,459            477         64,448
90 days or more(2) ...           307         35,045            409         44,171            516         62,039
Foreclosures Pending .           273         32,685            446         55,203            602         81,640
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         2,418    $   288,858          3,309    $   388,390          3,919    $   497,389
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%




                            AT DECEMBER 31, 2002          AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                           NO. OF        AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                     THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days ........         2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days ........           488         63,986            526         70,816            409         51,071
90 days or more(2) ...           644         84,033            696         94,223            555         70,963
Foreclosures Pending .           769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743    $   493,102
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

-------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED
                    DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                            AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN              (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                    THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Loan Portfolio .        37,066    $ 5,021,100         44,520    $ 6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days ........           573         83,679            742        104,823            901        131,032
60 to 89 days ........            65         11,033            118         17,904            185         29,788
90 days or more(2) ...            77         13,377            123         17,598            165         27,231
Foreclosures Pending .            80         12,263            113         19,378            198         34,074
                                        -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans           795    $   120,353          1,096    $   159,703          1,449    $   222,125
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.145%         2.397%         2.462%         2.562%         3.213%         3.429%




                            AT DECEMBER 31, 2002          AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                           NO. OF        AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                    THOUSANDS)                     THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Loan Portfolio .        45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days ........           893        131,270            934        142,682            946        161,218
60 to 89 days ........           216         33,636            216         35,031            186         26,348
90 days or more(2) ...           206         37,139            258         43,618            225         34,430
Foreclosures Pending .           251         41,335            279         44,333            268         42,461
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625    $   264,457
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:42                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS7(POOL # 4845) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4845
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HTV1   335,457,000.00 285,038,313.02     5.500000  % 11,993,352.37
A-2     76110HTW9    37,169,000.00  37,169,000.00     6.000000  %          0.00
A-3     76110HTX7    24,521,000.00  23,707,816.86     5.500000  %    118,306.88
A-4     76110HTY5    25,000,000.00  25,813,183.14     5.500000  %          0.00
A-5     76110HTZ2     3,379,000.00   3,379,000.00     0.000000  %          0.00
A-P     76110HUA5     2,987,745.35   2,776,090.63     0.000000  %     48,328.90
A-V     76110HUB3             0.00           0.00     0.259030  %          0.00
R       76110HUC1           100.00           0.00     5.500000  %          0.00
M-1     76110HUD9     9,433,300.00   9,365,386.58     5.500000  %     14,232.40
M-2     76110HUE7     4,491,700.00   4,459,362.78     5.500000  %      6,776.81
M-3     76110HUF4     2,695,000.00   2,675,597.81     5.500000  %      4,066.05
B-1     76110HTS8     1,347,500.00   1,337,798.91     5.500000  %      2,033.03
B-2     76110HTT6     1,347,500.00   1,337,798.91     5.500000  %      2,033.03
B-3     76110HTU3     1,347,885.71   1,338,181.84     5.500000  %      2,033.61

-------------------------------------------------------------------------------
                  449,176,731.06   398,397,530.48                 12,191,163.08
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1     1,306,386.50 13,299,738.87            0.00       0.00    273,044,960.65
A-2       185,839.44    185,839.44            0.00       0.00     37,169,000.00
A-3       108,657.57    226,964.45            0.00       0.00     23,589,509.98
A-4             0.00          0.00      118,306.88       0.00     25,931,490.02
A-5             0.00          0.00            0.00       0.00      3,379,000.00
A-P             0.00     48,328.90            0.00       0.00      2,727,761.73
A-V        85,994.91     85,994.91            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        42,923.40     57,155.80            0.00       0.00      9,351,154.18
M-2        20,438.13     27,214.94            0.00       0.00      4,452,585.97
M-3        12,262.79     16,328.84            0.00       0.00      2,671,531.76
B-1         6,131.39      8,164.42            0.00       0.00      1,335,765.88
B-2         6,131.39      8,164.42            0.00       0.00      1,335,765.88
B-3         6,133.15      8,166.76            0.00       0.00      1,327,293.84

-------------------------------------------------------------------------------
        1,780,898.67 13,972,061.75      118,306.88       0.00    386,315,819.89
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     849.701491   35.752279     3.894349    39.646628   0.000000  813.949212
A-2    1000.000000    0.000000     4.999850     4.999850   0.000000 1000.000000
A-3     966.837276    4.824717     4.431205     9.255922   0.000000  962.012560
A-4    1032.527326    0.000000     0.000000     0.000000   4.732275 1037.259601
A-5    1000.000000    0.000000     0.000000     0.000000   0.000000 1000.000000
A-P     929.159049   16.175709     0.000000    16.175709   0.000000  912.983340
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     992.800672    1.508740     4.550200     6.058940   0.000000  991.291932
M-2     992.800672    1.508741     4.550199     6.058940   0.000000  991.291932
M-3     992.800674    1.508742     4.550200     6.058942   0.000000  991.291932
B-1     992.800674    1.508742     4.550197     6.058939   0.000000  991.291932
B-2     992.800674    1.508742     4.550197     6.058939   0.000000  991.291932
B-3     992.800672    1.508741     4.550200     6.058941   0.000000  984.722836

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:42                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS7 (POOL #  4845)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4845
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       83,002.93
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    16,810.92

SUBSERVICER ADVANCES THIS MONTH                                       30,822.69
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    21   4,060,265.40

 (B)  TWO MONTHLY PAYMENTS:                                    2     187,648.46

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          6     948,485.49


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     386,315,819.88

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,095

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   11,373,740.68

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      185,204.66

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.81470800 %     4.17074100 %    1.00748110 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.66247800 %     4.26471582 %    1.04247920 %

      BANKRUPTCY AMOUNT AVAILABLE                         160,942.00
      FRAUD AMOUNT AVAILABLE                            8,983,535.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,491,767.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.03393923
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              346.60

POOL TRADING FACTOR:                                                86.00530552

Run:        04/26/05     10:57:32                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS7(POOL # 4845) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4845
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HTV1   335,457,000.00 273,044,960.65     5.500000  %  8,801,455.32
A-2     76110HTW9    37,169,000.00  37,169,000.00     6.000000  %          0.00
A-3     76110HTX7    24,521,000.00  23,589,509.98     5.500000  %    118,843.96
A-4     76110HTY5    25,000,000.00  25,931,490.02     5.500000  %          0.00
A-5     76110HTZ2     3,379,000.00   3,379,000.00     0.000000  %          0.00
A-P     76110HUA5     2,987,745.35   2,727,761.73     0.000000  %     24,743.81
A-V     76110HUB3             0.00           0.00     0.256347  %          0.00
R       76110HUC1           100.00           0.00     5.500000  %          0.00
M-1     76110HUD9     9,433,300.00   9,351,154.18     5.500000  %     11,985.21
M-2     76110HUE7     4,491,700.00   4,452,585.97     5.500000  %      5,706.80
M-3     76110HUF4     2,695,000.00   2,671,531.76     5.500000  %      3,424.06
B-1     76110HTS8     1,347,500.00   1,335,765.88     5.500000  %      1,712.03
B-2     76110HTT6     1,347,500.00   1,335,765.88     5.500000  %      1,712.03
B-3     76110HTU3     1,347,885.71   1,327,293.84     5.500000  %      1,701.17

-------------------------------------------------------------------------------
                  449,176,731.06   386,315,819.89                  8,971,284.39
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1     1,251,364.38 10,052,819.70            0.00       0.00    264,243,505.33
A-2       185,831.38    185,831.38            0.00       0.00     37,169,000.00
A-3       108,110.67    226,954.63            0.00       0.00     23,470,666.02
A-4             0.00          0.00      118,843.96       0.00     26,050,333.98
A-5             0.00          0.00            0.00       0.00      3,379,000.00
A-P             0.00     24,743.81            0.00       0.00      2,703,017.92
A-V        82,519.54     82,519.54            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        42,856.32     54,841.53            0.00       0.00      9,339,168.97
M-2        20,406.19     26,112.99            0.00       0.00      4,446,879.17
M-3        12,243.62     15,667.68            0.00       0.00      2,668,107.70
B-1         6,121.81      7,833.84            0.00       0.00      1,334,053.85
B-2         6,121.81      7,833.84            0.00       0.00      1,334,053.85
B-3         6,082.98      7,784.15            0.00       0.00      1,333,453.33

-------------------------------------------------------------------------------
        1,721,658.70 10,692,943.09      118,843.96       0.00    377,471,240.12
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     813.949212   26.237209     3.730327    29.967536   0.000000  787.712003
A-2    1000.000000    0.000000     4.999634     4.999634   0.000000 1000.000000
A-3     962.012559    4.846619     4.408901     9.255520   0.000000  957.165940
A-4    1037.259601    0.000000     0.000000     0.000000   4.753758 1042.013359
A-5    1000.000000    0.000000     0.000000     0.000000   0.000000 1000.000000
A-P     912.983339    8.281767     0.000000     8.281767   0.000000  904.701572
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     991.291931    1.270521     4.543089     5.813610   0.000000  990.021410
M-2     991.291931    1.270521     4.543088     5.813609   0.000000  990.021410
M-3     991.291933    1.270523     4.543087     5.813610   0.000000  990.021410
B-1     991.291933    1.270523     4.543087     5.813610   0.000000  990.021410
B-2     991.291933    1.270523     4.543087     5.813610   0.000000  990.021410
B-3     990.554681    1.262103     4.512979     5.775082   0.000000  989.292579

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:32                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS7 (POOL #  4845)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4845
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       80,516.69
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    17,245.40

SUBSERVICER ADVANCES THIS MONTH                                       37,714.76
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    23   4,650,793.51

 (B)  TWO MONTHLY PAYMENTS:                                    3     499,780.47

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     651,183.96


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        380,628.46

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     377,471,240.11

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,055

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    8,431,475.86

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.66247800 %     4.29504300 %    1.03511830 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.54176900 %     4.35904887 %    1.06774290 %

      BANKRUPTCY AMOUNT AVAILABLE                         160,942.00
      FRAUD AMOUNT AVAILABLE                            8,983,535.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,491,767.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.03071343
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              345.40

POOL TRADING FACTOR:                                                84.03624097

Run:        04/07/05     13:16:10                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS7(POOL # 4845) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4845
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HTV1   335,457,000.00 264,243,505.33     5.500000  %  9,604,220.73
A-2     76110HTW9    37,169,000.00  37,169,000.00     6.000000  %          0.00
A-3     76110HTX7    24,521,000.00  23,470,666.02     5.500000  %    119,388.41
A-4     76110HTY5    25,000,000.00  26,050,333.98     5.500000  %          0.00
A-5     76110HTZ2     3,379,000.00   3,379,000.00     0.000000  %          0.00
A-P     76110HUA5     2,987,745.35   2,703,017.92     0.000000  %     27,283.84
A-V     76110HUB3             0.00           0.00     0.254046  %          0.00
R       76110HUC1           100.00           0.00     5.500000  %          0.00
M-1     76110HUD9     9,433,300.00   9,339,168.97     5.500000  %     10,085.26
M-2     76110HUE7     4,491,700.00   4,446,879.17     5.500000  %      4,802.13
M-3     76110HUF4     2,695,000.00   2,668,107.70     5.500000  %      2,881.26
B-1     76110HTS8     1,347,500.00   1,334,053.85     5.500000  %      1,440.63
B-2     76110HTT6     1,347,500.00   1,334,053.85     5.500000  %      1,440.63
B-3     76110HTU3     1,347,885.71   1,333,453.33     5.500000  %      1,439.98

-------------------------------------------------------------------------------
                  449,176,731.06   377,471,240.12                  9,772,982.87
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1     1,211,025.30 10,815,246.03            0.00       0.00    254,639,284.60
A-2       185,831.07    185,831.07            0.00       0.00     37,169,000.00
A-3       107,565.82    226,954.23            0.00       0.00     23,351,277.61
A-4             0.00          0.00      119,388.41       0.00     26,169,722.39
A-5             0.00          0.00            0.00       0.00      3,379,000.00
A-P             0.00     27,283.84            0.00       0.00      2,675,734.08
A-V        79,906.43     79,906.43            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        42,801.32     52,886.58            0.00       0.00      9,329,083.71
M-2        20,380.00     25,182.13            0.00       0.00      4,442,077.04
M-3        12,227.91     15,109.17            0.00       0.00      2,665,226.44
B-1         6,113.96      7,554.59            0.00       0.00      1,332,613.22
B-2         6,113.96      7,554.59            0.00       0.00      1,332,613.22
B-3         6,111.20      7,551.18            0.00       0.00      1,332,178.61

-------------------------------------------------------------------------------
        1,678,076.97 11,451,059.84      119,388.41       0.00    367,817,810.92
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     787.712003   28.630259     3.610076    32.240335   0.000000  759.081744
A-2    1000.000000    0.000000     4.999625     4.999625   0.000000 1000.000000
A-3     957.165940    4.868823     4.386682     9.255505   0.000000  952.297117
A-4    1042.013359    0.000000     0.000000     0.000000   4.775536 1046.788896
A-5    1000.000000    0.000000     0.000000     0.000000   0.000000 1000.000000
A-P     904.701574    9.131916     0.000000     9.131916   0.000000  895.569658
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     990.021410    1.069113     4.537258     5.606371   0.000000  988.952298
M-2     990.021410    1.069112     4.537258     5.606370   0.000000  988.952298
M-3     990.021411    1.069113     4.537258     5.606371   0.000000  988.952298
B-1     990.021411    1.069113     4.537262     5.606375   0.000000  988.952298
B-2     990.021411    1.069113     4.537262     5.606375   0.000000  988.952298
B-3     989.415185    1.068325     4.533916     5.602241   0.000000  988.346860

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:16:10                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS7 (POOL #  4845)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4845
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       78,598.92
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    14,736.60

SUBSERVICER ADVANCES THIS MONTH                                       35,993.08
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    27   4,173,872.90

 (B)  TWO MONTHLY PAYMENTS:                                    4     666,910.07

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     865,846.91


FORECLOSURES
  NUMBER OF LOANS                                                             3
  AGGREGATE PRINCIPAL BALANCE                                        380,628.46

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     367,817,810.92

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        2,016

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    9,248,431.40

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.54176900 %     4.39048800 %    1.06009690 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.40387900 %     4.46862188 %    1.09475330 %

      BANKRUPTCY AMOUNT AVAILABLE                         160,942.00
      FRAUD AMOUNT AVAILABLE                            8,983,535.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,491,767.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.02778051
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              344.30

POOL TRADING FACTOR:                                                81.88710267

Run:        04/25/05     12:55:12                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS7(POOL # 4845) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4845
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HTV1   335,457,000.00 254,639,284.60     5.500000  % 12,409,608.29
A-2     76110HTW9    37,169,000.00  37,169,000.00     6.000000  %          0.00
A-3     76110HTX7    24,521,000.00  23,351,277.61     5.500000  %    119,935.34
A-4     76110HTY5    25,000,000.00  26,169,722.39     5.500000  %          0.00
A-5     76110HTZ2     3,379,000.00   3,379,000.00     0.000000  %          0.00
A-P     76110HUA5     2,987,745.35   2,675,734.08     0.000000  %     96,104.78
A-V     76110HUB3             0.00           0.00     0.251962  %          0.00
R       76110HUC1           100.00           0.00     5.500000  %          0.00
M-1     76110HUD9     9,433,300.00   9,329,083.71     5.500000  %     13,108.18
M-2     76110HUE7     4,491,700.00   4,442,077.04     5.500000  %      6,241.51
M-3     76110HUF4     2,695,000.00   2,665,226.44     5.500000  %      3,744.87
B-1     76110HTS8     1,347,500.00   1,332,613.22     5.500000  %      1,872.44
B-2     76110HTT6     1,347,500.00   1,332,613.22     5.500000  %      1,872.44
B-3     76110HTU3     1,347,885.71   1,332,178.61     5.500000  %      1,871.83

-------------------------------------------------------------------------------
                  449,176,731.06   367,817,810.92                 12,654,359.68
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1     1,167,006.93 13,576,615.22            0.00       0.00    242,229,676.31
A-2       185,830.70    185,830.70            0.00       0.00     37,169,000.00
A-3       107,018.45    226,953.79            0.00       0.00     23,231,342.27
A-4             0.00          0.00      119,935.34       0.00     26,289,657.73
A-5             0.00          0.00            0.00       0.00      3,379,000.00
A-P             0.00     96,104.78            0.00       0.00      2,579,629.30
A-V        77,224.07     77,224.07            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        42,755.01     55,863.19            0.00       0.00      9,315,975.53
M-2        20,357.95     26,599.46            0.00       0.00      4,435,835.53
M-3        12,214.68     15,959.55            0.00       0.00      2,661,481.57
B-1         6,107.34      7,979.78            0.00       0.00      1,330,740.78
B-2         6,107.34      7,979.78            0.00       0.00      1,330,740.78
B-3         6,105.35      7,977.18            0.00       0.00      1,330,306.78

-------------------------------------------------------------------------------
        1,630,727.82 14,285,087.50      119,935.34       0.00    355,283,386.58
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     759.081744   36.993142     3.478857    40.471999   0.000000  722.088602
A-2    1000.000000    0.000000     4.999615     4.999615   0.000000 1000.000000
A-3     952.297117    4.891127     4.364359     9.255486   0.000000  947.405990
A-4    1046.788896    0.000000     0.000000     0.000000   4.797414 1051.586309
A-5    1000.000000    0.000000     0.000000     0.000000   0.000000 1000.000000
A-P     895.569656   32.166322     0.000000    32.166322   0.000000  863.403334
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     988.952298    1.389565     4.532349     5.921914   0.000000  987.562733
M-2     988.952299    1.389565     4.532349     5.921914   0.000000  987.562733
M-3     988.952299    1.389566     4.532349     5.921915   0.000000  987.562733
B-1     988.952299    1.389566     4.532349     5.921915   0.000000  987.562733
B-2     988.952299    1.389566     4.532349     5.921915   0.000000  987.562733
B-3     988.346862    1.388716     4.529575     5.918291   0.000000  986.958147

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:12                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS7 (POOL #  4845)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4845
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       76,548.98
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    12,556.43

SUBSERVICER ADVANCES THIS MONTH                                       30,674.76
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    23   3,413,822.91

 (B)  TWO MONTHLY PAYMENTS:                                    3     579,575.49

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     897,716.51


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        222,776.09

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     355,283,386.58

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,958

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                   12,017,492.77

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      122,891.80

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.40387900 %     4.50136700 %    1.08678940 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.21466900 %     4.61977488 %    1.13176800 %

      BANKRUPTCY AMOUNT AVAILABLE                         160,942.00
      FRAUD AMOUNT AVAILABLE                            8,983,535.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   4,491,767.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.02834473
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              343.20

POOL TRADING FACTOR:                                                79.09656979